UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DocGo Inc.

(Name of Registrant as Specified in Its Charter)

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

35 West 35th Street, Floor 6, New York, New York 10001

NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2023

To the Stockholders of DocGo Inc.:

DocGo Inc. (the “Company”) will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, June 20, 2023 at 9:00 a.m. Eastern Time. The Annual Meeting will again be a virtual meeting conducted exclusively online via live audio webcast at www.virtualshareholdermeeting.com/DCGO2023. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)    To elect the two Class II director nominees named in the Proxy Statement to serve for a three-year term until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)    To ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2023; and

(3)    To transact any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors (the “Board”) has fixed April 21, 2023 as the record date (the “Record Date”). Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As permitted by the U.S. Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, unless stockholders previously requested electronic or paper delivery on an ongoing basis, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Annual Report”) and our form of proxy card or voting instruction card (together, the “Proxy Materials”). The Notice contains instructions on how to access the Proxy Materials online. The Notice also contains instructions on how stockholders can receive a paper copy of our Proxy Materials. If you elect to receive a paper copy, our Proxy Materials will be mailed to you. This distribution process is more resource- and cost-efficient. The Notice is first being mailed, and the Proxy Materials are first being made available, to our stockholders on or about April 26, 2023.

All stockholders are cordially invited to attend our Annual Meeting, conducted virtually via live audio webcast at www.virtualshareholdermeeting.com/DCGO2023. Specifically, to attend the Annual Meeting, vote, submit questions or view the list of stockholders of record during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Notice. Beneficial owners whose Notice or voting instruction form indicates that they may vote shares through the www.proxyvote.com website, may access, attend/participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, beneficial owners should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. When accessing our Annual Meeting, please allow ample time for online check-in, which will begin at 8:45 a.m. Eastern Time on Tuesday, June 20, 2023.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 10:00 a.m. Eastern Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at https://ir.docgo.com/.

Your vote is important. Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online; by telephone, in accordance with instructions on your proxy card or voting instruction form; or by using the proxy card or voting instruction form provided with the printed Proxy Materials.

By Order of the Board,

/s/ Stan Vashovsky
Stan Vashovsky Chairman New York, New York April 26, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 20, 2023
The Notice, the Proxy Statement and the Company’s Annual Report are available at www.proxyvote.com.

Whether or not you expect to participate in the virtual Annual Meeting, please vote as promptly as possible in order to ensure your representation at the Annual Meeting. You may vote online; by telephone, in accordance with instructions on your proxy card or voting instruction form; or by using the proxy card or voting instruction form provided with the printed Proxy Materials.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information you should consider in voting your shares of common stock. Please read the complete Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 carefully before voting.

About the Company

DocGo, Inc. (“we,” “us,” “our,” the “Company” or “DocGo”) is a leading provider of last-mile mobile care services. DocGo is disrupting the traditional four-wall healthcare system by providing high quality, highly affordable care to patients where and when they need it. DocGo’s innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient’s home or workplace. Together with Ambulnz by DocGo’s integrated medical transport services, DocGo is bridging the gap between physical and virtual care.

Meeting Information

Date:	Tuesday, June 20, 2023
Time:	9:00 a.m. Eastern Time
Virtual Meeting:	www.virtualshareholdermeeting.com/DCGO2023
Record Date:	April 21, 2023

How to Vote

Your vote is important. You may vote your shares in advance of the Annual Meeting via the Internet; by telephone, in accordance with instructions on your proxy card or voting instruction form; or by using the proxy card or voting instruction form provided with the printed Proxy Materials; or during the meeting by attending and voting electronically. Please refer to the section “How Do I Vote?” in the Question and Answer section for detailed voting instructions. If you vote via the Internet, by telephone or plan to vote electronically during the Annual Meeting, you do not need to mail in a proxy card.

REGISTERED AND BENEFICIAL STOCKHOLDERS

INTERNET	TELEPHONE	MAIL

To vote before the meeting, visit www.proxyvote.com. To vote at the meeting, visit www.virtualshareholdermeeting.com/DCGO2023. You will need the control number printed on your Notice, proxy card or voting instruction form.

Dial toll-free (1-800-690-6903) or dial the telephone number on your voting instruction form. You will need to follow the instructions and use the control number printed on your proxy card or voting instruction form.

If you received a proxy card or voting instruction form by mail, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

We first began sending our stockholders the Notice and made our Proxy Materials available on or about April 26, 2023.

Voting Matters

PROPOSAL #1 Election of Class II Director Nominees Named in this Proxy Statement

To elect the two Class II director nominees named in the Proxy Statement as Class II directors of the Company, to serve for a three-year term until the 2026 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

	✓	Our Board unanimously recommends that you vote “FOR ALL” director nominees named in this Proxy Statement.

PROPOSAL #2 Auditor Ratification	To ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2023.
✓

Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Information Regarding our Directors

Name	Age	Director Since	Occupation	Independent	Committee Memberships and Board Leadership	Other Public Boards
Stan Vashovsky	50	2021	Co-Founder of DocGo; Chairman of the Board		None	None
Michael Burdiek	63	2021	Former Chief Executive Officer and Director of Motion Acquisition Corp., and current board member and advisor to public and private technology growth companies	✓	AC	Five9, Inc.
Steven Katz	75	2021	President of Steven Katz & Associates, Inc.	✓	AC*FE CC NCGC LID	None
Vina Leite	54	2022	Chief People Officer of GoodRx, Inc.	✓	CC NCGC	Jamf Holding
Ira Smedra	74	2021	Founder and President of the ARBA Group	✓	AC CC* NCGC*	None
Ely D. Tendler	55	2021	General Counsel and Secretary of DocGo		None	None
James M. Travers	71	2021	Former Chairman of Motion Acquisition Corp. and current board member at several emerging software technology companies	✓	None	None

__________

AC: Audit and Compliance Committee

CC: Compensation Committee

NCGC: Nominating and Corporate Governance Committee

LID: Lead Independent Director

*: Committee Chair

FE: Audit Committee Financial Expert

Management Leadership Promotions and Board Leadership Changes

Effective as of December 31, 2022, Stan Vashovsky retired as our Chief Executive Officer (the “CEO”), but continues to serve as our non-executive Chairman of the Board. In connection with Mr. Vashovsky’s stepping down as the CEO of the Company, the Board appointed Anthony Capone, our then-President, to succeed Mr. Vashovsky as our CEO.

At the same time, the Board appointed Lee Bienstock to succeed Mr. Capone as the President in addition to his role as the Chief Operating Officer. Additionally, Andre Oberholzer was promoted from his role as our Chief Financial Officer to the role of Treasurer and Executive Vice President of Capital Markets and Strategy, and Norman Rosenberg succeeded Mr. Oberholzer as our Chief Financial Officer, in addition to continuing to serve in his role as the Chief Financial Officer of Ambulnz Holdings, LLC.

In addition, effective as of April 24, 2023, in accordance with the Company’s Principles of Corporate Governance, the independent directors of the Board appointed Steven Katz as Lead Independent Director of the Board.

i

LEGAL MATTERS

Forward-Looking Statements.    This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and others, including statements regarding our social, environmental and other sustainability plans and goals. All statements other than statements of historical fact included in the Proxy Statement are forward-looking statements. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including the risk factors that we identify in our SEC filings, and actual results may differ materially from the results discussed in such forward-looking statements. We undertake no duty to update publicly any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. In addition, our environmental, social and governance goals are aspirational and may change. Statements regarding our goals are not guarantees or promises that they will be met.

Website References.    Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the Proxy Statement.

ii

CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at https://ir.docgo.com/, under “Governance.”

Information Regarding Director Nominees and Continuing Directors

In accordance with our Amended and Restated Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”), the Board has fixed the number of directors constituting the Board at seven. Our Board is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently three Class I directors, whose terms expire at the 2025 Annual Meeting of Stockholders; two Class II directors, who are up for election at this Annual Meeting for a term expiring at the 2026 Annual Meeting of Stockholders; and two Class III directors, whose terms expire at the 2024 Annual Meeting of Stockholders.

Biographical and other information regarding our director nominees and directors continuing in office, including the primary skills and experiences considered by our Nominating and Corporate Governance Committee in determining to recommend them as nominees, is set forth below.

Name	Class	Age (as of April 26)	Position	Committee Membership
				AC	CC	NCGC
Stan Vashovsky	Class I	50	Chairman
Michael Burdiek	Class III	63	Independent Director	M
Steven Katz	Class III	75	Lead Independent Director	M*FE	M	M
Vina Leite	Class II	54	Independent Director		M	M
Ira Smedra	Class I	74	Independent Director	M	M*	M*
Ely D. Tendler	Class I	55	Director, General Counsel and Secretary
James M. Travers	Class II	71	Independent Director

__________

AC: Audit and Compliance Committee

CC: Compensation Committee

NCGC: Nominating and Corporate Governance Committee

*: Committee Chair

FE: Audit Committee Financial Expert

Class II Director Nominees Standing for Election at this Annual Meeting
Vina Leite	Age: 54	Director since: 2022	Committee(s): CC, NCGC
Background

Ms. Leite has served as a member of our Board since November 2022. She has served as the Chief People Officer of GoodRx, Inc. (Nasdaq: GDRX), a publicly traded company that offers digital resources for healthcare, since 2022. From 2019 until 2022, Ms. Leite was the Chief People Officer at The Trade Desk (Nasdaq: TTD), a publicly traded technology company that empowers digital ad buyers to purchase data-driven digital advertising campaigns. From 2016 until 2019, Ms. Leite was the Chief People Officer of the cyber security firm Cylance Inc., where she led the company through rapid growth and succeeded in obtaining recognition for Cylance as one of the great places to work in Orange County, California. She left Cylance in 2019 when it was acquired by BlackBerry Limited. From 2014 to 2016, she was Senior Vice President and Chief Human Resource Officer at QLogic. Ms. Leite currently serves on the board of directors of Jamf Holding Corp. (Nasdaq: JAMF), a software company, and AHEAD, a privately-held company. Ms. Leite previously served on the board of Collectors Universe, Inc. until its take private acquisition in 2021. Ms. Leite is a member of the National Human Resources Association and the Society for Human Resources Management. Ms. Leite earned a Bachelor’s degree in Management at Rhode Island College and a Master’s degree in Organizational Management from Capella University.

Qualifications and Skills
We believe Ms. Leite is qualified to serve on our Board because of her leadership experience in human capital management at public companies.

James M. Travers	Age: 71	Director since: 2021	Committee(s): None
Background

Mr. Travers has served as a member of our Board since November 2021. He previously served as Chairman of the board of Motion Acquisition Corp. (“Motion”) from its formation in August 2020 until its business combination with Motion Merger Sub Corp., a Delaware corporation and a direct wholly owned subsidiary of Motion, and Ambulnz, Inc., a Delaware corporation (“Ambulnz”), which business combination (“Business Combination”) closed on November 5, 2021 (the “Closing Date”) and pursuant to which Motion changed its name to “DocGo” (the “Closing”). Mr. Travers served as Chairman of the board of Fleetmatics Group PLC, a then-public company and global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service, from 2013 to 2016 and served as its Chief Executive Officer from 2006 to 2016, where he was responsible for the company’s global operations and strategic direction. Prior to joining Fleetmatics, he served as Senior Vice President of the Americas of GEAC Computer Corporation Limited, a then-public software company, where he helped grow the company through a series of successful acquisitions in addition to delivering strong organic revenue growth. Prior to that, Mr. Travers served as Chief Executive Officer and Chief Operating Officer of Harbinger Corporation, a then-public company and leading provider of e-commerce software and services. Mr. Travers previously held senior level positions in sales, marketing and general management at Texas Instruments Inc. (Nasdaq: TXN), a semiconductor company. Mr. Travers earned his Business Administration degree from East Stroudsburg University of Pennsylvania and his Executive M.B.A. from the McCombs School of Business at the University of Texas in Austin, Texas.

Qualifications and Skills

Mr. Travers is qualified to serve on our Board because of his 30 years of industry experience leading multinational companies selling and marketing high technology products and services, and his diverse experience successfully building high growth companies in the public and private sectors.

Class I Directors Continuing in Office
Stan Vashovsky Chairman of the Board	Age: 50	Director since: 2021	Committee(s): None
Background

Mr. Vashovsky has served as our Chairman of the Board since November 2021. He served as our Chief Executive Officer from the Business Combination until December 2022. He previously co-founded and served as the Chief Executive Officer and Chairman of the board of directors of Ambulnz since its inception in 2015 until our Business Combination. Prior to Ambulnz, Mr. Vashovsky served as Chairman of the board of directors and Chief Executive Officer of Health Systems Solutions, a technology and services company, until its sale to a private equity firm in 2011. Mr. Vashovsky founded Medcare, a medical technology company, and served as its Chief Executive Officer and Founder until its acquisition by Philips Healthcare, a healthcare company, in 2005. After its acquisition, he served as Vice President of Software Innovation at Philips Healthcare from 2001 to 2007.

Qualifications and Skills
Mr. Vashovsky is qualified to serve on our Board because of his 25 years of healthcare technology experience and his 20 years as a volunteer paramedic.

Ira Smedra	Age: 74	Director since: 2021	Committee(s): AC, CC*, NCGC*
Background

Mr. Smedra has served as a member of our Board since November 2021. He previously served as a director of Ambulnz from 2015 until our Business Combination. Mr. Smedra founded and has served as President of the ARBA Group, a real estate investment company with a healthcare portfolio including more than 200 skilled nursing facilities located in eight states and two acute care hospitals, since April 1971. Mr. Smedra earned his B.A. in Psychology from the University of California, Los Angeles.

Qualifications and Skills
Mr. Smedra is qualified to serve on our Board because of his extensive experience in the healthcare industry.

Ely D. Tendler	Age: 55	Director since: 2021	Committee(s): None
Background

Mr. Tendler has served as a member of our Board and as our General Counsel and Secretary since November 2021. Mr. Tendler previously served as General Counsel of Ambulnz from 2015 and as a director since 2019, holding both positions until our Business Combination. Mr. Tendler also serves as Principal of Ely D. Tendler Strategic and Legal Services and has over 25 years of experience as an attorney, combining the law with extensive transactional, operational and managerial experience. In addition to DocGo and his private practice, Mr. Tendler has held various senior legal and executive positions, including as Special Counsel and interim General Counsel for Oscar Insurance Corporation, an insurance company, from 2013 to 2017, Managing Member of the Olympia Group, a C-level advisory firm, from 2008 to 2018, and General Counsel and Chief Legal Officer for IDT Telecom and IDT Corporation (NYSE: IDT), a communications and payment services company, from 2003 to 2008. Previously, Mr. Tendler was an Associate at Kramer Levin Naftalis & Frankel LLP, a law firm, where he was involved with over $50 billion of mergers and acquisitions and securities offerings. He earned his J.D. from Yale Law School and his B.A. from Yeshiva University.

Qualifications and Skills
Mr. Tendler is qualified to serve on our Board because of his extensive senior corporate leadership and legal experience.

Class III Directors Continuing in Office
Michael Burdiek	Age: 63	Director since: 2021	Committee(s): AC
Background

Mr. Burdiek has served as a member of our Board since November 2021. He previously served as Motion’s Chief Executive Officer and as a member of its board from its formation in August 2020 until our Business Combination. Mr. Burdiek served as President, Chief Executive Officer and director of CalAmp (Nasdaq: CAMP) from 2011 to March 2020. Prior to joining CalAmp, Mr. Burdiek served as President and Chief Executive Officer of Telenetics Corporation, a manufacturer of data communications products. Earlier in his career, Mr. Burdiek held a variety of technical and executive management roles at Comarco, Inc., a provider of test solutions to the wireless industry. Mr. Burdiek began his career as a design engineer with Hughes Aircraft Company. He currently serves as a member of the board of directors of Five9, Inc. (Nasdaq: FIVN), a SaaS cloud-based contact center software company, and IntelliShift, a provider of SaaS mobility management solutions. Mr. Burdiek earned his B.S. in Electrical Engineering from Kansas State University and his M.B.A. and M.S. in Electrical Engineering from California State University, Fullerton.

Qualifications and Skills
Mr. Burdiek is qualified to serve on our Board because of his extensive experience leading software and technology companies.

Steven Katz Lead Independent Director	Age: 75	Director since: 2021	Committee(s): AC*FE, CC, NCGC
Background

Mr. Katz has served as a member of our Board since November 2021 and as our Lead Independent Director since April 2023. Mr. Katz has served as the President of Steven Katz & Associates, Inc., a life sciences/healthcare and technology-based management consulting firm focusing on strategic planning, products and services, licensing/strategic alliances and raising capital, since 1982. He has led 13 corporate turnaround assignments as a Chief Executive Officer or Chief Operating Officer and has served on 15 public boards and six private boards, including NYSE, Nasdaq, AMEX and Bulletin Board companies. Since 2014, Mr. Katz has served as a member of the board of directors of Tiffen Holdings, Inc., a private company primarily engaged in the production and distribution of imaging accessories for the motion picture industry and the photography market. From 1983 to 1984, Mr. Katz served as Co-Founder and Executive Vice President of S.K.Y. Polymers, Inc., a bio-materials company. From 1981 to 1982, he served as Vice President and General Manager of a non-banking business unit of Citicorp (now Citigroup (NYSE: C)). From 1976 to 1980, Mr. Katz held various senior management positions at National Patent Development Corporation, a holding company, including serving as President of three subsidiaries. Earlier in his career, he worked at Revlon, Inc., a cosmetics company, and Price Waterhouse & Co. (now PricewaterhouseCoopers LLP). Mr. Katz has also advised many large non-profit healthcare entities and their boards. Mr. Katz earned his B.B.A. in Accounting from the City College of New York.

Qualifications and Skills
Mr. Katz is qualified to serve on our Board because of his extensive experience leading and advising life sciences and healthcare companies and his financial expertise.

Board Composition

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for, among other things, overseeing succession planning for directors and building a qualified board to oversee management’s execution of the Company’s strategy and safeguard the long-term interests of stockholders. In this regard, the committee is charged with developing and recommending Board membership criteria to the Board for approval, evaluating the composition of the Board annually to assess the skills and experience that are currently represented on the Board and the skills and experience that the Board may find valuable in the future, and identifying, evaluating and recommending potential director candidates.

In identifying potential candidates for Board membership, the Nominating and Corporate Governance Committee considers recommendations from directors, stockholders, management and others, including, from time to time, third-party search firms to assist it in locating qualified candidates. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the Chief Executive Officer, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

Criteria for Board Membership

In assessing potential candidates for Board membership and in assessing Board composition, the Nominating and Corporate Governance Committee considers a wide range of factors and generally seeks to balance the following skills, experiences and backgrounds on the Board:

•        Industry Knowledge:    Experience within the healthcare industry, particularly in healthcare transportation and mobile healthcare services.

•        Financial Expertise:    Experience or expertise in finance, accounting, investment analysis, financial reporting processes and capital markets.

•        Leadership Experience:    Leadership roles at various organizations, including driving strategy execution, organizational growth and managing human capital.

•        Diverse Background:    Diversity of occupational and personal backgrounds, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation.

In addition, the committee generally believes it is important for all Board members to possess the highest personal and professional ethics, integrity and values, an inquisitive and objective perspective, a sense for priorities and balance, the ability and willingness to devote sufficient time and attention to Board matters and a willingness to represent the long-term interests of all our stockholders.

Board Diversity

As discussed above, the Board and the Nominating and Corporate Governance Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. As disclosed in the Company’s proxy last year, the Board delivered on its commitment to appoint at least one additional independent director to the Board, while actively seeking out women and minority candidates. Ms. Leite, who is both gender- and racially-diverse, joined our Board in November 2022.

In accordance with Nasdaq’s board diversity listing standards, we are disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status, as voluntarily confirmed to us by each of our directors.

Board Diversity Matrix (As of April 26, 2023)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	1
Part II: Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1

Stockholder Recommendations for Directors

It is the Nominating and Corporate Governance Committee’s policy to consider written recommendations from stockholders for nominees for director. The committee considers nominees recommended by our stockholders in the same manner as a nominee recommended by our Board members or management. Any such recommendations should be submitted to the committee as described in the section titled “Communications with the Board” below and should include the following information: (i) all information about the nominee that is required to be disclosed pursuant to Regulation 14A of the Exchange Act; (ii) such person’s written consent to serving as a director, if elected, for the full term for which such person is standing for election; (iii) the name(s) and address(es) for each stockholder of record and beneficial owner of shares of common stock held in “street name” making the nomination and the number of shares of common stock that are owned beneficially and of record by each such stockholder and beneficial owner of shares of common stock held in “street name;” and (iv) such stockholder’s representation that he or she (or a qualified representative) intends to appear at the meeting to make such nomination.

Board Leadership Structure

We do not have a policy regarding whether the roles of the Chairman of the Board and the Chief Executive Officer should be separate or combined, and our Board believes that there is no single, generally accepted board leadership structure that is appropriate across all circumstances, and that the right structure may vary as circumstances change. As such, the Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate for the Company, and may modify this structure from time to time as and when appropriate to best address the Company’s unique circumstances and advance the best interests of all stockholders. At any time when the Chairman is not independent, the independent directors of the Board may designate an independent director to serve as lead independent director.

Currently, the roles of Chairman of the Board and the Chief Executive Officer are separate. Stan Vashovsky, our former Chief Executive Officer, continues to serve as Chairman of the Board, and the independent directors have appointed Steven Katz, an independent director, to serve as Lead Independent Director for a term of at least one year with well-defined, robust duties and powers, as summarized below. Our Board believes that this is the appropriate board leadership structure for us at this time. Separating the roles of the Chief Executive Officer and Chairman enables our Chairman to oversee corporate governance matters and to provide a long-term perspective for the Company given his intimate knowledge of the business and our Chief Executive Officer to focus on leading the Company’s business, while our Lead Independent Director further enhances independent Board oversight of management.

The Lead Independent Director’s responsibilities include: (a) presiding at meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (b) reviewing information sent to the Board; (c) reviewing the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items; (d) serving as liaison between the Chairman of the Board and the independent directors; and (e) being available for consultation and communication with major stockholders upon request. The Lead Independent Director also has the authority to call executive sessions of the independent directors.

The Board believes that its programs for overseeing risk, as described in the “Board Risk Oversight” section below, would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Executive Sessions

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting. The purpose of these executive sessions is to encourage and enhance communication among independent directors. Mr. Katz, our Lead Independent Director, presides at executive sessions of independent directors.

Director Independence

Nasdaq listing rules require a majority of a listed company’s board of directors to be comprised of independent directors who, in the opinion of the board of directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent, and audit and compensation committee members must satisfy additional independence criteria under the Exchange Act.

Our Board undertook a review of its composition and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including the beneficial ownership of our capital stock by each non-employee director, our Board has determined that each of Messrs. Burdiek, Katz, Smedra and Travers and Ms. Leite qualifies as an “independent director” as defined by the Nasdaq listing rules. The Board also determined that our former director, Chris Fillo, was independent during the period he served on the Board until his resignation from the Board in April 2022. Mr. Vashovsky is not deemed to be independent under Nasdaq listing rules by virtue of his former service as Chief Executive Officer of the Company. Mr. Tendler is not deemed to be independent under Nasdaq listing rules by virtue of his role as an officer of the Company.

Our Board also determined that each of the directors currently serving on the Audit and Compliance Committee (Messrs. Burdiek, Katz and Smedra) and the Compensation Committee (Messrs. Katz and Smedra and Ms. Leite) satisfy the heightened independence standards for audit committees and compensation committees, as applicable, established by the SEC and Nasdaq listing rules.

Board Committees

Our Board has a separately designated Audit and Compliance Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which is comprised solely of independent directors as required under the applicable Nasdaq listing rules and, if applicable, SEC rules, with the membership and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of these committees is empowered to retain outside advisors as it deems appropriate, regularly reports its activities to the full Board and has a written charter, which is posted on our website located at https://ir.docgo.com/, under “Governance.”

Name	Audit and Compliance Committee	Compensation Committee	Nominating and Corporate Governance Committee
Stan Vashovsky
Michael Burdiek	Member
Steven Katz	Chair	Member	Member
Vina Leite		Member	Member
Ira Smedra	Member	Chair	Chair
Ely D. Tendler
James M. Travers
# of Meetings in 2022	7	6	4

Audit and Compliance Committee.    The primary responsibility of our Audit and Compliance Committee is to exercise primary financial oversight on behalf of the Board. The Company’s management team is responsible for preparing financial statements, and the Company’s independent auditor is responsible for auditing those financial statements. The Audit and Compliance Committee is directly responsible for the selection, engagement, compensation, retention and oversight of the Company’s independent auditor. The Audit and Compliance Committee is also responsible for the review of any proposed related persons transactions.

Mr. Katz qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations established by the SEC, and all members of the Audit and Compliance Committee are financially literate in that each of them is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows, as required under the Nasdaq listing rules.

Compensation Committee.    The primary responsibilities of our Compensation Committee are to approve the compensation, including performance bonuses, payable to our executive officers and to administer the Company’s equity compensation plans. The Compensation Committee also acts on behalf of and in conjunction with the Board to establish or recommend the compensation of our executive officers and to provide oversight of our overall compensation programs and philosophy.

The Compensation Committee may delegate its authority to one or more subcommittees or to one member of the committee. The committee may also delegate authority to review and approve the compensation of our employees to certain of our executive officers. The committee has the authority to engage outside advisors, such as compensation consultants, to assist it in carrying out its responsibilities. The committee engaged Compensia in 2022 to provide advice regarding the amount and form of executive and director compensation.

Nominating and Corporate Governance Committee.    The primary responsibilities of our Nominating and Corporate Governance Committee are to assist the Board in identifying and recommending individuals qualified to become members of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the composition, size and governance of the Board and its committees; establishing a policy for considering stockholder nominees; reviewing the Principles of Corporate Governance and making recommendations to the Board regarding possible changes; and reviewing and monitoring compliance with our Code of Business Conduct and Ethics (the “Code”).

Board Risk Oversight

We believe that risk management is an important part of establishing and executing on the Company’s business strategy. Our Board, as a whole and at the committee level, focuses its oversight on the most significant risks facing the Company and on its processes to identify, prioritize, assess, manage and mitigate those risks. The committees oversee specific risks within their purview, as follows:

•        The Audit and Compliance Committee has overall responsibility for overseeing the Company’s practices with respect to risk assessment and management. Additionally, the committee is responsible for overseeing management of risks related to our financial statements and financial reporting processes, compliance, information technology and cybersecurity.

•        The Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs.

•        The Nominating and Corporate Governance Committee is responsible for overseeing management of risks related to director succession planning and corporate governance.

Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

Other Corporate Governance Practices and Policies

Director Attendance

The Board met 10 times during the year ended December 31, 2022. During 2022, each current member of the Board attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was on the Board or committee.

Directors are expected to attend the Annual Meeting of Stockholders absent unusual circumstances. Six directors then serving on the Board attended the 2022 Annual Meeting of Stockholders.

Communications with the Board

Stockholders and other interested parties may communicate with our Board or a particular director, including the Chairman of the Board, by sending a letter addressed to the Board or a particular director to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. These communications will be compiled and reviewed by our Corporate Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics that establishes the standards of ethical conduct applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. It addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. A copy of the Code is available on our website located at https://ir.docgo.com/, under “Governance.” We intend to disclose any amendments to the Code, or any waivers of its requirements, on our website, to the extent required by applicable rules.

Anti-Hedging Policy

We have a policy that prohibits our employees, officers, directors, consultants and contractors and their family members and controlled entities (as defined in our insider trading policy) from engaging in (a) short-term trading; (b) short sales; (c) transactions involving publicly traded options or other derivatives, such as trading in puts or calls with respect to Company securities; and (d) all hedging transactions.

Compensation Committee Interlocks

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Director Compensation

In consultation with Compensia, the Compensation Committee approved our director compensation program during 2022, which consisted of the following:

•        Annual restricted stock unit (“RSU”) grant with a value of approximately $160,000, subject to one-year cliff vesting;

•        One-time grant of stock options for newly appointed directors with a value of approximately $320,000, subject to ratable vesting over a three-year period; and

•        Annual cash retainers for Mr. Katz, chair of the Audit and Compliance Committee, equal to $81,250, which consisted of: (i) $50,000 annual cash retainer for service on our Board, (ii) $20,000 additional annual cash retainer for service as chair of the Audit and Compliance Committee, (iii) $6,250 for service on the Compensation Committee and (iv) $5,000 for service on the Nominating and Corporate Governance Committee.

In accordance with our director compensation program, Ms. Leite received 81,425 stock options under the DocGo, Inc. 2021 Stock Incentive Plan (the “2021 Plan”) in connection with her appointment on November 17, 2022, which vest ratably over three years. Each other non-employee director received 23,088 RSUs under the 2021 Plan on December 15, 2022, which vest on the first anniversary thereof.

The table below sets forth the cash and other compensation earned by directors of our Company during the fiscal year ended December 31, 2022. Mr. Vashovsky did not receive any compensation for his service as our Chairman. The compensation received by Mr. Vashovsky for his services to us as our Chief Executive Officer is presented in the 2022 Summary Compensation Table below.

Fiscal Year 2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Michael Burdiek	—	$160,000	—	$160,000
Chris Fillo(3)	—	—	—	—
Steven Katz	$81,250	$160,000	—	$241,250
Vina Leite	—	—	$320,000	$320,000
Ira Smedra	—	$160,000	—	$160,000
Ely D. Tendler	—	$160,000	—	$160,000
James M. Travers	—	$160,000	—	$160,000

____________

(1)      Amounts in these column represent the aggregate grant date fair value of RSUs granted during fiscal 2022, calculated in accordance with FASB ASC Topic 718 based on a per share price of $6.93, the closing price of our common stock on December 15, 2022, the date of grant. As of December 31, 2022, each non-employee director other than Ms. Leite held 23,088 RSUs, and Ms. Leite did not hold any RSUs.

(2)      Amounts in this column represent the aggregate grant date fair value of stock options granted during fiscal 2022, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please read Note 14 to our consolidated financial statements for the fiscal year ended December 31, 2022 located in our Annual Report on Form 10-K for such fiscal year. As of December 31, 2022, the non-employee directors held the following outstanding stock options: (i) for Mr. Burdiek, 79,208 options, (ii) for Mr. Fillo, 79,208 options, (iii) for Ms. Leite, 81,425 options, (iv) for Mr. Katz, 79,208 options, (v) for Mr. Smedra, 79,208 options, (vi) for Mr. Tendler, 145,012 options, (vii) for Mr. Travers, 79,208 options.

(3)      Mr. Fillo resigned as a director effective April 1, 2022.

2023 Director Compensation Changes

In connection with his service as non-executive Chairman of the Board in 2023, Mr. Vashovsky will be eligible to receive the following compensation: (i) quarterly equity awards, each having a grant date fair value of approximately $79,500, and (ii) Company-paid continued COBRA coverage until the earlier of the expiration of his eligibility under COBRA or his ceasing to serve as non-executive Chairman of the Board.

In April 2023, our Compensation Committee recommended and the Board approved an additional $10,000 annual cash retainer for Mr. Katz’s service as Lead Independent Director. Mr. Katz was appointed as our Lead Independent Director.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote to elect the two Class II director nominees named in this Proxy Statement to serve for a three-year term until the 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier resignation, death, disqualification or removal. Our Board has nominated Vina Leite and James M. Travers as Class II director nominees for election to our Board. Ms. Leite was appointed to the Board in November 10, 2022, and was recommended to the Board by an independent Board member.

Our director nominees have indicated that they are willing and able to serve as directors. However, if any of them becomes unable or, for good cause, unwilling to serve, proxies may be voted for the election of such other person as shall be designated by our Board, or the Board may decrease the size of the Board or leave a vacancy.

Board Recommendation

The Board recommends a vote “FOR ALL” Class II director nominees set forth above.

EXECUTIVE OFFICERS

Biographical and other information regarding our executive officers is set forth below. There are no family relationships among any of our directors or executive officers.

Name	Age (as of April 26)	Position
Anthony Capone	35	Chief Executive Officer
Lee Bienstock	39	President and Chief Operating Officer
Norman Rosenberg	53	Chief Financial Officer
Andre Oberholzer	64	Treasurer and Executive Vice President of Capital Markets and Strategy
Stephen Sugrue	51	Chief Compliance Officer
Ely D. Tendler(1)	55	Director, General Counsel and Secretary

____________

(1)      For Mr. Tendler’s biographical information, see “Information Regarding Director Nominees and Continuing Directors” above.

Anthony Capone.    Mr. Capone has served as our Chief Executive Officer since January 2023. He previously served as our President from November 2021 to December 2022, during which time, he was an operational lead for our COVID-19 response across the U.S., including our work with FEMA’s New York State COVID-19 deployment. Mr. Capone previously served as Amblunz’s President, Chief Technology Officer and Chief Product Officer from 2017 until our Business Combination. Prior to Ambulnz, Mr. Capone served as the Chief Executive Officer, Chief Technology Officer and Head of Sales at Fundbase, an investment platform, from 2015 to 2017. From 2011 to 2013, Mr. Capone served as the lead software engineer at Constant Contact, Inc., an online marketing company. Mr. Capone also founded the largest free developer conference in the U.S., Engineers4Engineers. Mr. Capone earned his undergraduate degree from the State University of New York College at Potsdam and his M.S. in Computer Science from Clarkson University.

Lee Bienstock.    Mr. Bienstock has served as our Chief Operating Officer since March 2022 and was appointed to the additional role of President, effective January 2023. Previously, he served at Alphabet Inc. (Nasdaq: GOOGL), a multinational technology and internet services company, in a variety of roles from 2011 to 2022, including most recently as the Global Head of Business Development at Google Devices and Services from June 2019 to March 2022 and as the Head of Partnerships at Google Fiber from 2014 to 2019. Mr. Bienstock received his M.B.A. from the Wharton School of Business at the University of Pennsylvania and his B.S. in Policy Analysis & Management with distinction from Cornell University.

Norman Rosenberg.    Mr. Rosenberg has served as our Chief Financial Officer since January 2023. He has also served as the Chief Financial Officer of Ambulnz Holdings, LLC since January 2020. From January 2015 to December 2019, Mr. Rosenberg served in a variety of roles at AmTrust Financial, Inc., an insurance company, including as President of the Direct-to-Consumer Division and Chief Financial Officer of AmTrust’s global fee companies. He previously served as Chief Financial Officer of KDDI Global, a telecommunications company and a division of Japan’s KDDI Corporation, from March 2009 to December 2014, as Chief Financial Officer of the Americas for the Marsh, Inc., an insurance company and a division of Marsh & McLennan Companies, from August 2007 to October 2008, and as Chief Financial Officer of IDT Telecom (NYSE: IDT), a telecommunications company, from April 2001 to July 2007. Mr. Rosenberg also previously served as Vice President of Capital Markets at IDT Telecom from October 1999 to March 2001. From 1995 to 1999, Mr. Rosenberg worked as an equity analyst for Standard & Poor’s Corporation. Mr. Rosenberg earned his M.B.A. from Johns Hopkins University and he is a Chartered Financial Analyst.

Andre Oberholzer.    Mr. Oberholzer has served as our Treasurer and Executive Vice President of Capital Markets and Strategy since January 2023. He previously served as our Chief Financial Officer from November 2021 to December 2022. He has more than 30 years of senior financial and operational experience, and he manages our corporate, financing and strategic projects. He previously served as Chief Financial Officer of Ambulnz from 2015 until our Business Combination. From 2006 to 2012, Mr. Oberholzer served as Chief Financial Officer at a division of Altegrity Risk International, a consulting and information services company, where he was responsible for restructuring and strategic projects. From 2005 to 2006, he served as Chief Financial Officer at WageWorks, Inc., a benefits administration company, where he was responsible for M&A integration and SOX readiness. From 2001 to 2005, Mr. Oberholzer served as Chief Financial Officer of Philips Electronics (EES) and Philips Healthcare

(Customer Service), where his responsibilities included new business modeling, restructuring, M&A integration and maximization of earnings. He started his professional career at PricewaterhouseCoopers and has 13 years of experience in audit as a Chartered Accountant and a C.P.A. Mr. Oberholzer earned his B. Comm. in Accounting, Economics and Audit from the University of Johannesburg.

Stephen Sugrue.    Mr. Sugrue has served as our Chief Compliance Officer since March 2022, where he is responsible for the oversight of the Company’s compliance and ethics functions. Prior to his appointment, Mr. Sugrue served, from January 2021 to March 2022, as DocGo’s Vice President of Compliance and Counsel. He came to DocGo from Garnet Health, a medical center, where he served as Chief Compliance Officer and Counsel, from July 2007 to January 2021. From November 2005 to July 2007, he worked at St. Vincent’s Midtown Hospital, a hospital in New York City, where he was Associate General Counsel and Compliance Officer. Mr. Sugrue has also worked as an attorney at several healthcare litigation firms and in the Office of the New York State Attorney General. He has a clinical background; he has worked as an EMT, Paramedic, Director of Operations for a large ambulance company and as a hospital critical care RN. Mr. Sugrue is a registered nurse and certified emergency nurse, and received his law degree and Health Law & Policy Certificate from the Pace University School of Law.

EXECUTIVE COMPENSATION

As an emerging growth company, DocGo has opted to comply with the executive compensation rules applicable to “smaller reporting companies,” when detailing the executive compensation of DocGo’s executives, as such term is defined under the Exchange Act. This section discusses the material elements of compensation awarded to, earned by or paid to the principal executive officer of DocGo and the two next most highly compensated executive officers of DocGo. These individuals are referred to as DocGo’s “Named Executive Officers” or “NEOs.” For 2022, our Named Executive Officers are as follows:

Named Executive Officer	Title
Stan Vashovsky	Non-Executive Chairman and Former Chief Executive Officer(1)
Anthony Capone	Chief Executive Officer(1)
Lee Bienstock	President and Chief Operating Officer(2)

____________

(1)      Effective December 31, 2022, Mr. Vashovsky stepped down as Chief Executive Officer of DocGo and became non-executive Chairman of the Board. He was succeeded by Mr. Capone, who previously served as President of DocGo.

(2)      Mr. Bienstock was appointed as Chief Operating Officer effective March 28, 2022. Effective January 1, 2023, Mr. Bienstock was also appointed as President of DocGo to succeed Mr. Capone.

2022 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our NEOs for the fiscal years ended December 31, 2022 and December 31, 2021.

Name	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Stan Vashovsky	2022	$571,000	$1,850,000	—	—	$27,105	$2,448,105
Non-Executive Chairman and Former Chief Executive Officer	2021	$350,000	$2,700,000	—	$4,198,000	$33,861	$7,281,861
Anthony Capone	2022	$425,000	$975,000	—	$4,198,000	$5,040	$5,603,040
Chief Executive Officer and Former President	2021	$300,000	$1,300,000	—	$4,198,000	$18,211	$5,816,211
Lee Bienstock	2022	$415,000	$675,000	$1,049,999	$1,718,000	$22,587	$3,880,586
President and Chief Operating Officer

____________

(1)      The amounts reported in this column for 2022 reflect bonuses earned for 2022 performance. Each NEO elected to receive fully vested shares of our common stock in lieu of cash, which shares were granted on March 16, 2023 net of applicable tax and other payroll withholdings.

(2)      The amounts reported in this column for 2022 represent the grant date fair value computed in accordance with FASB ASC Topic 718 of RSUs granted under the 2021 Plan based on a per share price of $7.15, the closing price of our common stock on February 17, 2022, the date preceding the date of grant. These RSUs vest in four equal annual installments on the first four anniversaries thereof.

(3)      The amounts reported in this column for 2022 represent the grant date fair value computed in accordance with FASB ASC Topic 718 of stock options granted under the 2021 Plan. The stock options include (i) stock options that were granted to the NEOs on December 15, 2022, which vest and become exercisable in four equal annual installments on the first four anniversaries thereof and (ii) stock options that were granted to Mr. Bienstock on February 18, 2022, a portion of which vest and become exercisable in four equal annual installments on the first four anniversaries thereof and a portion of which vested on March 28, 2023. For additional information regarding the assumptions underlying this calculation, please read Note 14 to our consolidated financial statements for the fiscal year ended December 31, 2022 located in our Annual Report on Form 10-K for such fiscal year.

(4)      The amounts reported in this column represent executive health and welfare benefit premiums paid on behalf of each NEO during the applicable year, which for 2021 were inadvertently reported as “Salary” in the 2021 Summary Compensation Table.

Narrative Disclosure to the Summary Compensation Table

Following the consummation of the Business Combination, in consultation with Compensia, DocGo developed an executive compensation program that is designed to align executive compensation with DocGo’s business objectives and the creation of stockholder value, while enabling DocGo to attract, motivate and retain individuals who contribute to the long-term success of DocGo.

Decisions regarding executive compensation reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. The Compensation Committee seeks to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards. Compensation for our executive officers has three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation.

Base Salary

We believe that base salary should be fair to the executive officers, competitive within the industry and reasonable in light of our cost structure. Other than establishing Mr. Bienstock’s base salary in connection with his appointment, no base salary changes were made during 2022. The base salaries for each of NEOs as of the end of 2022 is as follows:

Name	Base Salary
Stan Vashovsky	$571,000
Anthony Capone	$425,000
Lee Bienstock	$415,000

In early 2023, in connection with their promotions, Mr. Capone’s base salary was increased to $600,000 and Mr. Bienstock’s base salary was increased to $490,000.

Annual Bonuses

DocGo utilizes annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. Annual cash bonuses are administered by the Compensation Committee and, at beginning of each year, the Compensation Committee selects the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee determines the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.

For 2022, the annual cash incentive performance was based on the Company’s achievement of revenue and adjusted EBITDA goals established at the beginning of 2022. Following the end of 2022, the Compensation Committee reviewed the Company’s performance against the goals and approved bonuses for the NEOs. The table below shows each NEO’s target annual cash incentive bonus and the final 2022 approved bonus for each NEO:

Name	Target Bonus (% of Base Salary)	2022 Annual Bonus
Stan Vashovsky	100%	$1,850,000
Anthony Capone	73%	$975,000
Lee Bienstock	50%	$675,000

Long-Term Equity Compensation

DocGo utilizes stock options and RSUs to reward long-term performance of the executive officers. DocGo believes that providing a meaningful portion of the total compensation package in the form of long-term equity awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Long-term equity awards are granted under the 2021 Plan.

In connection with the approval of the terms of his offer letter described below, the Compensation Committee approved the grant of the following equity awards to Mr. Bienstock on February 18, 2022: (i) 100,000 stock options, which vested on March 28, 2023, (ii) 320,122 stock options, which vest in four equal annual installments on each anniversary of March 28, 2022, and (iii) 146,853 RSUs, which vest in four equal annual installments on each anniversary of March 28, 2022.

On December 15, 2022, the Compensation Committee approved the grant of 1,104,737 stock options to Mr. Capone and 89,474 stock options to Mr. Bienstock. These stock options vest in four equal annual installments on each anniversary of the date of grant. Mr. Vashovsky did not receive a grant of stock options in December 2022 in light of his pending resignation as Chief Executive Officer.

Employment Agreements

In connection with DocGo’s executive compensation program, each of Messrs. Vashovsky and Capone entered into employment agreements with DocGo, effective upon consummation of the Business Combination (the “Employment Agreements”). The Employment Agreements provide for an initial annual base salary, annual performance bonus eligibility, participation in DocGo’s benefit plans, eligibility to receive annual equity incentive grants beginning in fiscal year 2022 pursuant to the 2021 Plan and a one-time grant of RSUs pursuant to the 2021 Plan (the “Closing Grant”). In lieu of the Closing Grant, in December 2021, Mr. Vashovsky received a one-time cash bonus of $1,000,000 and Mr. Capone received a one-time cash bonus of $500,000.

The Employment Agreements provide for an initial term commencing on the closing date of the Business Combination and continuing for an initial term of 36 months, which will automatically renew for successive one-year terms thereafter unless either party gives written notice of non-extension to the other party at least 60 days prior to such renewal date. The Employment Agreements contain customary confidentiality, non-competition, customer non-solicitation and non-interference, and employee non-solicitation and non-interference covenants. In the event of certain terminations of employment the Employment Agreements include severance payments and benefits as described in more detail under “Additional Narrative Disclosure — Potential Payments Upon Termination or Change in Control.”

In connection with his appointment as Chief Operating Officer, we entered into an offer letter with Mr. Bienstock (the “Bienstock Offer Letter). The Bienstock Offer Letter provides for an initial annual base salary, annual performance bonus eligibility, participation in DocGo’s benefit plans, eligibility to receive annual equity incentive grants beginning in fiscal year 2022 pursuant to the 2021 Plan and a one-time grant of stock options pursuant to the 2021 Plan, which was granted on February 18, 2022, as described above. In connection with the Bienstock Offer Letter, Mr. Bienstock also entered into our customary employee confidentiality, proprietary information and non-compete agreement.

Outstanding Equity Awards at 2022 Fiscal-Year End Table

The following table sets forth information regarding outstanding equity awards as of December 31, 2022 for each of our NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Stan Vashovsky	254,733	764,199	(2)	$8.97	12/7/2031
Anthony Capone	254,733	764,199	(2)	$8.97	12/7/2031
	—	1,104,737	(3)	$6.93	12/15/2032
Lee Bienstock	—	100,000	(4)	$7.15	2/18/2032
	—	320,122	(5)	$7.15	2/18/2032
	—	89,474	(3)	$6.93	12/15/2032
						146,853	(6)	$1,038,251

____________

(1)      Amounts in this column are calculated based on the closing price of a share of common stock on December 30, 2022, the last trading day of 2022, of $7.07.

(2)      These stock options vest and become exercisable in equal installments on each of December 9, 2023, December 9, 2024 and December 9, 2025.

(3)      These stock options vest and become exercisable in equal annual installments on each of December 15, 2023, December 15, 2024, December 15, 2025 and December 15, 2026.

(4)      These stock options vested and became exercisable on March 28, 2023.

(5)      These stock options vest and become exercisable in equal annual installments on each of March 28, 2023, March 28, 2024, March 28, 2025 and March 28, 2026.

(6)      These RSUs vest in equal annual installments on each of March 28, 2023, March 28, 2024, March 28, 2025 and March 28, 2026.

Additional Narrative Disclosure

Employee Benefits

The NEOs are eligible to participate in our employee benefit plans, including medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans, in each case on the same basis as all of its other employees. DocGo does not maintain or sponsor any nonqualified deferred compensation plan or defined benefit pension plan. On January 1, 2022, DocGo adopted a tax-qualified defined contribution 401(k) plan which allows for eligible employees, including the NEOs, to defer portions of their eligible compensation up to limits established by the Internal Revenue Code. We did not provide for any matching or other company contributions under the 401(k) plan during 2022.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The Employment Agreements provide for the following severance benefits in connection with an “involuntary termination without cause” or a resignation for “good reason” (each a “Covered Termination” and as defined in the Employment Agreements) which does not occur during the period beginning three months prior to a “change in control” (as defined in the 2021 Plan) and ending 12 months after a change in control: (i) a cash payment equal to 12 months of the executive’s base salary payable in equal instalments over 12 months, (ii) a pro rata portion of the executive’s annual bonus for the fiscal year of termination based on actual achievement of the bonus objectives and the number of days the executive was employed during the fiscal year, (iii) payment or reimbursement for the premium for the executive and the executive’s covered dependents to maintain continued health coverage pursuant to the provisions of

COBRA through the earlier of (A) the 12-month anniversary of the date of the executive’s termination of employment and (B) the date the executive and the executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s) and (iv) accelerated vesting of the unvested portion of the Closing Grant that would have vested assuming that the executive remained employed by the Company through the date that is 12 months following the date of the executive’s termination of employment. In connection with a Covered Termination during the period beginning three (3) months prior to a Change in Control and ending 12 months after a Change in Control, each executive would be entitled to: (i) a lump sum cash payment equal to the sum of (A) the executive’s base salary and (B) the executive’s target bonus, (ii) a pro rata portion of the executive’s annual bonus for the fiscal year of termination based on actual achievement of the bonus objectives and the number of days the executive was employed during the fiscal year, (iii) the amount of any annual bonus earned, but not yet paid, for the fiscal year prior to the executive’s termination, (iv) payment or reimbursement for the premium for the executive and the executive’s covered dependents to maintain continued health coverage pursuant to the provisions of COBRA through the earlier of (A) the 12-month anniversary of the date of the executive’s termination of employment and (B) the date the executive and the executive’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s) and (v) full accelerated vesting of the unvested portion of the Closing Grant.

The Employment Agreements provide for a “best net” after-tax 280G provision where the NEO receives the best after-tax result but is not eligible to receive any tax gross-ups, to the extent any payments made pursuant to the Employment Agreements or otherwise would constitute a “parachute payment” under Internal Revenue Code Section 280G.

Stock Options Under the 2021 Plan

Under the option grant agreements for stock options granted under the 2021 Plan, in the event of an NEO’s termination as a result of death or disability, all unvested stock options will become fully vested and exercisable. In addition, in the event of a termination without cause on or within 24 months following a change in control, all unvested stock options will become fully vested and exercisable.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	9,556,327	(1)	$7.83	(2)	10,035,621	(3)
Equity compensation plans not approved by security holders	2,014,981	(4)	$3.75		—	(5)
Total	11,571,308				10,035,621

____________

(1)      Consists of outstanding stock options and RSUs granted under the 2021 Plan.

(2)      RSUs reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)      Reflects the total shares of common stock remaining available for issuance under the 2021 Plan.

(4)      Consists of outstanding stock options granted under the 2017 Plan.

(5)      No further shares of common stock remain available for issuance under the 2017 Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

Urish Popeck & Co. LLC (“Urish”) has served as our independent auditor since November 2021 and has served as auditor of Ambulnz since April 2021. WithumSmith+Brown, PC (“Withum”) served as Motion’s independent auditor prior to the Business Combination and, as disclosed in greater detail below, was dismissed as DocGo’s independent auditor in connection with the Business Combination. The following table summarizes the audit fees billed and expected to be billed by Urish and Withum for the indicated fiscal years and the fees billed by Urish and Withum for all other services rendered during the indicated fiscal years.

Fee Category	Year Ended December 31,
	2022	2021
Audit Fees(1)	$706,118	$413,868
Audit-Related Fees(2)	122,306	14,500
Tax Fees(3)	273,739	86,000
All Other Fees(4)	—	—
Total Fees	$1,102,163	$514,368

____________

(1)      Audit fees are the aggregate fees billed or expected to be billed for professional services rendered by the auditor for the audit of our annual financial statements for fiscal 2022 and 2021, for the review of our quarterly financial statements and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)      Audit-related fees are the aggregate fees billed or expected to be billed for each of fiscal 2022 and 2021 for assurance and related services by the auditor that are reasonably related to the performance of the audit or review of our financial statements.

(3)      Tax fees are the fees for professional services related to tax compliance, tax advice and tax planning.

(4)      All other fees are the aggregate fees billed or expected to be billed for each of fiscal 2022 and 2021 for products and services provided by the auditor.

Pre-Approval Policies and Procedures

Our Audit and Compliance Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent auditor in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is reviewed, and if necessary modified, at least annually. The committee does not delegate its responsibility to approve services performed by our auditor to any member of management. The committee has delegated authority to the committee chair to pre-approve any audit and non-audit services to be provided to us by our auditor, provided that the fees for such services do not exceed $250,000. Any approval of services by the committee chair pursuant to this delegated authority must be reported to the committee at its next regularly scheduled meeting. All of the services and fees identified in the table above were approved pursuant to the pre-approval policy described in this paragraph.

Recent Changes in Independent Registered Public Accounting Firm

Dismissal of Withum

As previously reported on the Current Report on Form 8-K filed with the SEC on November 12, 2021, following our Business Combination, the Audit and Compliance Committee on November 10, 2021 dismissed Withum as the Company’s independent auditor, effective as of that date. Withum’s audit report on Motion’s financial statements for the fiscal year ending December 31, 2020, its year of formation and sole reporting fiscal year, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report emphasized the restatement of Motion’s financial statements due to its change in accounting for warrants. During the period from August 11, 2020 (Motion’s inception) through December 31, 2020, and the subsequent interim period through November 5, 2021, there were no disagreements between Motion and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on Motion’s financial statements for such year. During the period from August 11, 2020 (Motion’s inception) through December 31, 2020, and the subsequent interim period through November 5, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except for a material weakness in Motion’s pre-Business Combination internal control over financial reporting related to the accounting for warrants issued by Motion. Representatives of Withum are not expected to be present at the Annual Meeting.

Appointment of Urish

The Audit and Compliance Committee, on and effective as of November 10, 2021, appointed Urish as DocGo’s independent auditor for the year ended December 31, 2021. During the fiscal year ending December 31, 2020, and the subsequent interim period through November 10, 2021, neither DocGo, nor any party on behalf of DocGo, consulted with Urish with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to DocGo’s consolidated financial statements, and no written report or oral advice was provided to DocGo by Urish that was an important factor considered by Urish in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Report of the Audit AND COMPLIANCE Committee

The Audit and Compliance Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with the Company’s management and with Urish, the Company’s independent registered public accounting firm. The Audit and Compliance Committee has discussed with Urish the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit and Compliance Committee has also received the written disclosures and the letter from Urish pursuant to applicable PCAOB requirements regarding its communications with the Audit and Compliance Committee concerning independence, and the Audit and Compliance Committee has discussed with Urish its independence. Based on the foregoing, the Audit and Compliance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This report is provided by the following directors, who serve on the Audit and Compliance Committee:

Steven Katz (Chair)
Michael Burdiek
Ira Smedra

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

Our Audit and Compliance Committee has appointed Urish as the Company’s independent registered public accounting firm for the year ending December 31, 2023. In this Proposal 2 we are asking stockholders to vote to ratify this appointment. Urish has served as our independent auditor since November 2021 and has served as auditor of Ambulnz since April 2021. Representatives of Urish are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Stockholder ratification of the appointment of Urish as the Company’s independent auditor is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment of Urish, the committee will reconsider its selection. Even if the appointment is ratified, the committee, in its discretion, may direct the selection and appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment of Urish to serve as our independent auditor.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Policy

On November 5, 2021, our Board adopted a written policy regarding the review and approval or disapproval by our Audit and Compliance Committee of transactions between us, or any of our subsidiaries, and any related person (defined to include our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our common stock or securities exchangeable for our common stock, and any immediate family member of any of the foregoing persons) (the “Related Person Transaction Policy”). In reviewing related person transactions, our Audit and Compliance Committee considers all relevant facts and circumstances, including the extent of the related person’s direct or indirect interest in the transaction. Any member of the Audit and Compliance Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or to vote on the transaction.

Certain related person transactions described below were consummated prior to our adoption of the formal, written policy described above, and, accordingly, the foregoing policies and procedures were not followed with respect to these transactions. However, we believe that the terms obtained and consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or amounts that would be paid or received, as applicable, in arm’s-length transactions at such time. Further, our Audit and Compliance Committee has subsequently ratified these engagements. Any related person transactions entered into on or after November 5, 2021 have been pre-approved in accordance with our Related Person Transactions Policy.

Related Person Transactions — DocGo

Legal Services

Ambulnz has historically engaged the law practice of Ely D. Tendler Strategic and Legal Services, PLLC (“EDTSLS”) for outside general counsel services. Ely D. Tendler, principal of EDTSLS, is General Counsel and Secretary of the Company and a member of the Board. Pursuant to the Company’s arrangement with EDTSLS, Ambulnz was charged an hourly rate, ranging from $450 to $500 per hour, for the legal services rendered. On November 10, 2021, the Audit and Compliance Committee ratified this engagement pursuant to the Related Person Transaction Policy. For the years ended December 31, 2021 and 2022, the gross fees paid to EDTSLS were approximately $702,083 and $960,081, respectively. Mr. Tendler did not receive additional salary or other employment benefits for his role as General Counsel to the Company.

Medical Direction and Supervision Services

Since April 2020, affiliates of Dr. Mark Merlin, former Chief Medical Officer of Ambulnz Holdings, LLC from February 2019 to November 2022, and former employee of the Company, have provided Ambulnz Holdings, LLC and its subsidiaries with medical direction and supervision services. On November 10, 2021, the Audit and Compliance Committee ratified this engagement pursuant to the Related Person Transaction Policy. For the years ended December 31, 2021 and 2022, the gross fees paid by us for these services were approximately $1,746,736 and $3,018,119, respectively.

Employment of Related Persons

Paul Capone, the brother of Mr. Capone, our CEO, is employed by DocGo as an IT Project Manager. For the years ended December 31, 2021 and 2022, he earned approximately $163,257 and $128,750, respectively, in total compensation.

Chris Cummings, the step-father of Mr. Capone, our CEO, is employed by DocGo as a General Manager. For the years ended December 31, 2021 and 2022, he earned approximately $172,281 and $162,458, respectively, in total compensation.

The compensation for Paul Capone and Chris Cummings is commensurate with their peers’ compensation and established in accordance with the Company’s compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. Paul Capone and Chris Cummings participate in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Related Person Transactions — Motion

Founder Shares

On August 12, 2020, Mr. Burdiek, a current member of our Board and Motion’s then-serving Chief Executive Officer and director, paid certain offering costs, totaling an aggregate of $25,000, in exchange for the issuance of 3,737,500 shares of Motion’s Class B common stock, par value $0.0001 per share (the “Founder Shares” and “Motion Class B Common Stock”), to Motion Acquisition LLC, a Delaware limited liability company (the “Sponsor”). On October 14, 2020, the Sponsor effected a surrender of 431,250 Founder Shares to Motion for no consideration, resulting in a decrease, from 3,737,500 to 3,306,250, in the total number of Motion Class B Common Stock outstanding. Further, on November 16, 2020, the underwriter of Motion’s October 2020 initial public offering (the “IPO”) advised Motion that it would not exercise its over-allotment option; and, consequently, the Sponsor forfeited an additional 431,250 Founder Shares, resulting in a decrease in Motion Class B Common Stock outstanding, from 3,306,250 to 2,875,000. After the IPO, Motion Class B Common Stock represented 20.0% of the total issued and outstanding shares of Motion Class B Common Stock and Motion Class A common stock on an aggregate basis.

On August 24, 2021, the Sponsor elected to convert all 2,875,000 Founder Shares into an aggregate of 2,875,000 shares of Motion’s Class A common stock, on a one-to-one basis pursuant to the terms of the Motion Class B Common Stock. In connection with the Closing, Motion filed its Second Amended and Restated Certificate of Incorporation, pursuant to which all shares of Motion’s Class A common stock were redesignated as shares of common stock of DocGo, par value $0.0001 per share (the “DocGo common stock”).

Concurrent with Motion’s IPO, the Sponsor and Motion’s directors and officers entered into a letter agreement with Motion and Barclays Capital Inc., whereby the Sponsor and Motion’s directors and officers agreed, subject to limited exceptions, not to transfer, assign or sell any of the shares of Motion Class B Common Stock (which was converted on a one-for-one basis into Motion Class A common stock prior to the Closing) until the earlier of: (a) November 5, 2022 (one year after the Closing Date) and (b) subsequent to the Closing (x) the date on which the last reported sale price of DocGo common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading-day period commencing at least 150 days after the Closing or (y) the date on which DocGo completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of DocGo’s stockholders having the right to exchange their shares of DocGo common stock for cash, securities or other property.

Private Warrants

Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate of 2,533,333 warrants to purchase shares of Motion Class A common stock (the “Private Warrants”) at a price of $1.50 per Private Warrant, for an aggregate of $3.8 million. In connection with the Closing, and pursuant to the terms of the Warrant Agreement (the “Warrant Agreement”), dated October 14, 2020, by and between Motion and Continental Stock Transfer & Trust Company, each Private Warrant was exercisable for one share of DocGo common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Warrants was added to the proceeds from the IPO, and both were held in a trust account that became available following the Closing. The Private Warrants were non-redeemable for cash (subject to certain exceptions) and exercisable on a cashless basis so long as they were held by the Sponsor or its permitted transferees. On September 16, 2022, the Company redeemed all outstanding Private Warrants.

On August 15, 2022, the Company announced the redemption of all of its outstanding warrants under the Warrant Agreement, dated as of October 14, 2020, by and between Motion and Continental Stock Transfer & Trust Company, as warrant agent, on the redemption date of September 16, 2022 (the “Redemption Date”). Immediately prior to the Redemption Date, pursuant to the Warrant Agreement, each of Travers Holdings LLC (“Travers Holdings”), an entity controlled by DocGo director, James M. Travers and his wife, and Michael Burdiek, a DocGo director, exercised their 443,432 Private Warrants and 434,437 Private Warrants, respectively, and acquired DocGo common stock on a cashless basis at a conversion ratio of 0.2233 shares of DocGo common stock per Private Warrant. The aggregate number of warrants surrendered for exercise on a cashless basis, including Private Warrants, resulted in the issuance of 1,406,371 shares of DocGo common stock and a total of 68,514 warrants were not surrendered on the Redemption Date and were redeemed for $0.10 per warrant.

Amended and Restated Sponsor Agreement and Sponsor Escrow Agreement

On November 4, 2021, Motion, the Sponsor and Ambulnz entered into an Amended and Restated Sponsor Agreement (the “A&R Sponsor Agreement”), whereby the Sponsor agreed, among other things, to forfeit and defer certain of its shares of Motion’s Class A common stock. Pursuant to the A&R Sponsor Agreement, at Closing, the Sponsor forfeited 301,787 shares of DocGo common stock and deferred 162,965 shares of DocGo common stock (the “Additional Earnout Shares”), to be held pursuant to the terms of the Sponsor Escrow Agreement (as defined below).

On November 5, 2021, Sponsor, Motion and Continental Stock Transfer & Trust Company, as escrow agent, entered into a Sponsor Escrow Agreement (the “Sponsor Escrow Agreement”), whereby, immediately following the Closing, the Sponsor deposited (i) 575,000 shares of DocGo common stock (the “Sponsor Earnout Shares”) and (ii) 162,965 shares of the Additional Earnout Shares into escrow. The Sponsor Escrow Agreement provides that such Sponsor Earnout Shares will either be released to the Sponsor or terminated and canceled by DocGo if certain stock price conditions are met or not, as follows: (i) with respect to 287,500 Sponsor Earnout Shares, the closing stock price equals or exceeds $12.50 per share on any twenty (20) trading days in a 30-trading-day period at any time until the third anniversary of the Closing Date, and (ii) with respect to 287,500 Sponsor Earnout Shares, the closing stock price equals or exceeds $15.00 per share on any twenty (20) trading days in a 30-trading-day period at any time until the fifth anniversary of the Closing Date. Additional Earnout Shares will be released to the Sponsor or terminated and cancelled by DocGo if certain price conditions are met or not, as follows: (i) 25% of the Additional Earnout Shares if the closing price of DocGo common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the first anniversary of the Closing Date; (ii) an additional 25% of the Additional Earnout Shares if the closing price of DocGo common stock equals or exceeds $15.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the third anniversary of the Closing Date; (iii) an additional 25% of the Additional Earnout Shares if the closing price of DocGo common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the third anniversary of the Closing Date; and (iv) the remaining 25% of the Additional Earnout Shares if the closing price of DocGo common stock equals or exceeds $21.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) on any twenty (20) trading days in a thirty (30)-trading-day period at any time after the Closing Date and by the fifth anniversary of the Closing Date.

On July 27, 2022, Sponsor made a pro rata distribution of all of its shares of DocGo common stock and Private Warrants to its members and interest holders. As part of this distribution, (i) Travers Holdings, a member and interest holder of the Sponsor, received 424,140 shares of DocGo common stock and 443,432 Private Placement Warrants and (ii) Michael Burdiek, a member and interest holder of Sponsor, received 415,537 shares of DocGo common stock and 434,437 Private Warrants. In connection with such distribution, each of Travers Holdings, Mr. Burdiek, and certain of the other interest holders and members of Sponsor entered into joinders to the Sponsor Escrow Agreement and A&R Sponsor Agreement, whereby, among other things, the recipients of the Sponsor Earnout Shares and the Additional Earnout Shares agreed to the forfeiture provisions with respect to such shares as set forth above. At the time of the execution of the joinders, Travers Holdings held 100,648 Sponsor Earnout Shares and 28,524 Additional Earnout Shares and Mr. Burdiek held 98,606 Sponsor Earnout Shares and 27,946 Additional Earnout Shares.

On November 5, 2022, the first anniversary of the Closing Date, pursuant to the terms of the Stock Escrow Agreement, parties to the Stock Escrow Agreement forfeited 40,199 Additional Earnout Shares for no consideration, inclusive of the 7,131 and 6,986 Additional Earnout Shares held by Travers Holdings and Mr. Burdiek, respectively.

Amended and Restated Registration Rights Agreement

Immediately prior to the Closing, Sponsor, Motion and certain Ambulnz equityholders entered into an Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, Motion agreed to register shares of DocGo common stock and Private Warrants for resale under the Securities Act of 1933, as amended, after the lapse or expiration of any transfer restrictions, lock-up or escrow provisions which may apply to the registrable securities held by Sponsor and those certain Ambulnz equityholders (including those shares of DocGo common stock issuable upon exercise of those certain options of Ambulnz which were converted at the Closing into options of DocGo to acquire shares of DocGo common stock). Other stockholders of DocGo may have piggyback registration rights, and may also participate in any such registration, subject to customary cutbacks in an underwritten offering. Certain shares and warrants held by the Sponsor and certain Ambulnz equityholders have been registered pursuant to a registration statement filed with the SEC.

CERTAIN INFORMATION ABOUT OUR COMMON STOCK

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table presents information regarding beneficial ownership of our common stock as of April 1, 2023 by:

•        each stockholder or group of stockholders known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•        each of our directors and nominees;

•        each of our NEOs; and

•        all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days after the date of this table. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage ownership information shown in the column titled “Percentage of Shares Beneficially Owned” in the table below is based on 102,932,174 shares of our common stock outstanding as of the date of this table. Unless otherwise indicated, the address of each individual listed in this table is the Company’s address set forth on the first page of this Proxy Statement.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Holders
Entities affiliated with BlackRock, Inc.(1)	5,670,275	5.51%
Entities affiliated with Hood River Capital Management LLC(2)	5,573,207	5.41%
Named Executive Officers and Directors
Stan Vashovsky(3)	10,593,074	10.27%
Michael Burdiek(4)	531,963	*
Steven Katz(5)	26,402	*
Vina Leite	—	—
Ira Smedra(6)	26,402	*
Ely D. Tendler(7)	59,304	*
James M. Travers(8)	542,430	*
Anthony Capone(9)	679,136	*
Lee Bienstock(10)	250,911	*
All current directors and executive officers as a group (12 persons)(11)	14,327,834	13.78%

____________

*        Represents beneficial ownership of less than one percent.

(1)      Based on the Schedule 13G filed with the SEC on February 3, 2023. BlackRock, Inc. holds sole voting power over 5,581,782 shares and sole dispositive power over 5,670,275 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)      Based on the Schedule 13G filed with the SEC on January 25, 2023. Hood River Capital Management LLC holds sole dispositive power over 5,573,207 shares. The address of Hood River Capital Management LLC is 2373 PGA Blvd., Suite 200, Palm Beach Gardens, Florida 33410.

(3)      Consists of (i) 10,338,341 shares of common stock and (ii) 254,733 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(4)      Consists of (i) 505,561 shares of common stock held by Mr. Burdiek and (ii) 26,402 shares of common stock underlying stock options held by Mr. Burdiek that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(5)      Consists of 26,402 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(6)      Consists of 26,402 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(7)      Consists of 59,304 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(8)      Consists of (i) 516,028 shares of common stock held by Travers Holdings and (ii) 26,402 shares of common stock underlying stock options held by Mr. Travers that are exercisable as of the date of this table or will become exercisable within 60 days after such date. Mr. Travers and Susan D. Travers are the managers of Travers Holdings and have shared voting and dispositive power over the securities held by Travers Holdings. Mr. Travers and Mrs. Travers each disclaim beneficial ownership of the securities held by Travers Holdings except to the extent of any pecuniary interest therein.

(9)      Consists of (i) 424,403 shares of common stock and (ii) 254,733 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days after such date. Mr. Capone has pledged 354,276 shares of common stock.

(10)    Consists of (i) 70,881 shares of common stock and (ii) 180,030 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

(11)    Consists of (i) 13,291,635 shares of common stock and (ii) 1,036,199 shares of common stock underlying stock options that are exercisable as of the date of this table or will become exercisable within 60 days after such date.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. To our knowledge, based solely on our review of Forms 3, 4 and 5 filed with the SEC or written representations that no Form 5 was required, during the year ended December 31, 2022 we believe that our directors, officers and persons who beneficially own more than 10% of a registered class of our equity securities timely filed all reports required under Section 16(a) of the Exchange Act, except that, due to administrative errors: (i) with respect to Mr. Bienstock, one Form 3 and one Form 4 to report three transactions was filed late, (ii) with respect to Mr. Sugrue, one Form 4 to report one transaction was filed late, (iii) with respect to Mr. Burdiek, one Form 4 to report two transactions was filed late and (iv) with respect to Mr. Travers, two Forms 4 to report three transactions was filed late.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

1.      What Is the Purpose of These Proxy Materials?

We are making these Proxy Materials available to you in connection with the solicitation of proxies by our Board for use at the Annual Meeting to be held virtually on June 20, 2023 at 9:00 a.m. Eastern Time, or at any other time following adjournment or postponement thereof. You are invited to participate in the Annual Meeting and to vote on the proposals described in this Proxy Statement. The Proxy Materials are first being made available to our stockholders on or about April 26, 2023.

2.      Why Did I Receive a Notice of Internet Availability?

Pursuant to SEC rules, we are furnishing the Proxy Materials to our stockholders primarily via the Internet instead of mailing printed copies. This process allows us to expedite our stockholders’ receipt of Proxy Materials, lower the costs of printing and mailing the Proxy Materials and reduce the environmental impact of our Annual Meeting. If you received a Notice, you will not receive a printed copy of the Proxy Materials unless you request one. The Notice provides instructions on how to access the Proxy Materials for the Annual Meeting via the Internet, how to request a printed set of Proxy Materials and how to vote your shares.

3.      Why Are We Holding a Virtual Annual Meeting?

We have adopted a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We believe this expands stockholder access, improves communications and lowers our costs while reducing the environmental impact of the meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting. Stockholders of record will be able to submit questions online during the meeting. Questions must comply with the meeting rules of conduct; the rules of conduct will be posted on the virtual meeting website.

4.      Who Can Vote?

Only stockholders of record at the close of business on April 21, 2023, the Record Date, are entitled to notice of the Annual Meeting and to vote on the proposals described in this Proxy Statement. At the close of business on the Record Date, 103,094,884 shares of our common stock were issued and outstanding.

5.      What Is the Difference between Holding Shares as a Registered Stockholder and as a Beneficial Owner?

Registered Stockholder: Shares Registered in Your Name

If your shares of common stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered to be, with respect to those shares of common stock, the registered stockholder, and the Notice and/or these Proxy Materials are being sent directly to you by us.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary, custodian or another nominee, you are considered the beneficial owner of shares of common stock held in “street name,” and the Notice and/or these Proxy Materials are being forwarded to you from that broker, fiduciary, custodian or another nominee.

6.      How Can I Participate in the Virtual Annual Meeting?

Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions and view the list of registered stockholders as of the Record Date during the meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/DCGO2023, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Notice.

Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

The meeting webcast will begin promptly at 9:00 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the Annual Meeting’s website.

7.      What Am I Voting on?

The proposals to be voted on at the Annual Meeting are as follows:

(1)    Election of two Class II director nominees named in the Proxy Statement to serve until the 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified (“Proposal 1”); and

(2)    Ratification of the appointment of Urish Popeck & Co., LLC as the Company’s independent auditor for 2023 (“Proposal 2”).

8.      How Does the Board Recommend That I Vote?

The Board recommends that you vote your shares “FOR ALL” director nominees named in Proposal 1 and “FOR” the ratification of the appointment of Urish Popeck & Co., LLC as our independent auditor in Proposal 2.

9.      How Many Votes Do I Have?

Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

10.    What Does It Mean If I Receive More Than One Set of Proxy Materials?

If you receive more than one set of Proxy Materials, your shares may be registered in more than one name or held in different accounts. Please cast your vote with respect to each set of Proxy Materials that you receive to ensure that all of your shares are voted.

11.    How Do I Vote?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or by proxy in advance of the Annual Meeting by Internet (at www.proxyvote.com), by telephone (at 1-800-690-6903) in accordance with instructions on your proxy card or, if you requested paper copies of the Proxy Materials, by completing and mailing a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary, Custodian or Another Nominee

If you are the beneficial owner, you may vote your shares online during the virtual Annual Meeting (see “How Can I Participate in the Virtual Annual Meeting?” above) or you may direct your broker, fiduciary, custodian or another nominee how to vote in advance of the Annual Meeting by following the instructions they provide.

12.    What Happens If I Do Not Vote?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder and do not vote in one of the ways described above, your shares will not be voted at the Annual Meeting and will not be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary, custodian or another nominee how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary, custodian or another nominee is not entitled to vote your shares with respect to “non-routine” proposals. In the latter case, we will have what we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary, custodian or another nominee how to vote your shares to ensure that your vote is counted. At this time, we expect that brokers or other nominees will be able to exercise discretion only with respect to Proposal 2.

13.    What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

Registered Stockholder: Shares Registered in Your Name

The shares represented by each signed and returned proxy will be voted at the Annual Meeting by the persons named as proxies in the proxy card in accordance with the instructions indicated on the proxy card. However, if you are the registered stockholder and sign and return your proxy card without giving specific instructions, the persons named as proxies in the proxy card will vote your shares in accordance with the recommendations of the Board.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and sign and return your voting instruction form without giving specific instructions, your broker, fiduciary, custodian or another nominee will only be able (but is not going to be required) to vote your shares with respect to proposals considered to be “routine.” As mentioned above, your broker, fiduciary, custodian or another nominee is not entitled to vote your shares with respect to “non-routine” proposals, resulting in broker non-votes with respect to such proposals.

14.    Can I Change My Vote after I Submit My Proxy?

Registered Stockholder: Shares Registered in Your Name

If you are the registered stockholder, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

(1)    You may complete and submit a new proxy card, but it must bear a later date than the original proxy card;

(2)    You may submit new proxy instructions via telephone or the Internet;

(3)    You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at the address set forth on the first page of this Proxy Statement; or

(4)    You may vote by attending the Annual Meeting virtually. However, your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Your last submitted vote is the one that will be counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner, you must follow the instructions you receive from your broker, fiduciary, custodian or another nominee with respect to changing your vote.

15.    What Is the Quorum Requirement?

The holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting, either virtually or represented by proxy, to constitute a quorum. A quorum is required to transact business at the Annual Meeting.

Your shares will be counted toward the quorum only if you submit a valid proxy (or a valid proxy is submitted on your behalf by your broker, fiduciary, custodian or another nominee) or if you attend the Annual Meeting virtually and vote. Abstentions and broker non-votes, if any, will be counted toward the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares of common stock virtually present at the Annual Meeting, either personally or by proxy, may adjourn the Annual Meeting to another time or date.

16.    How Many Votes Are Required to Approve Each Proposal and How Are Votes Counted?

Votes will be counted by Broadridge Financial Solutions, the Inspector of Elections appointed for the Annual Meeting.

Proposal 1: Election of Directors

A nominee will be elected as a director at the Annual Meeting if the nominee receives a plurality of the votes cast “FOR” his or her election. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. Broker non-votes, if any, and votes that are withheld will not be counted as votes cast on the proposal and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

Proposal 2: Ratification of Independent Auditor Appointment

The affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of Urish Popeck & Co., LLC as our independent auditor. Abstentions will have the same effect as a vote “AGAINST” the proposal. We do not expect there to be any broker non-votes with respect to this proposal; otherwise, they would have no impact on the outcome of this proposal.

17.    What If Another Matter Is Properly Brought before the Annual Meeting?

As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the proxy card to vote on such matters in accordance with their best judgment.

18.    Who Is Paying for This Proxy Solicitation?

We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the Proxy Materials. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding Proxy Materials to beneficial owners of shares of common stock held in “street name.” Proxies may be solicited on our behalf by our directors, officers and other selected Company employees telephonically, electronically or by other means of communication, and by Morrow Sodali LLC, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, Connecticut 06902 whom we have hired to assist in the solicitation of proxies. Morrow Sodali LLC will receive a fee of $7,500, plus reasonable out-of-pocket costs and expenses, for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending the materials to beneficial owners.

Our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services.

19.    How Can I View the List of Stockholders?

To view the list of stockholders as of the Record Date during the Annual Meeting, stockholders of record should go to the Annual Meeting website at www.virtualshareholdermeeting.com/DCGO2023, enter the 16-digit control number found on your proxy card or Notice, and follow the instructions on the website.

If your shares are held in street name and your Notice or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may view the list of stockholders of record with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to view the list of stockholders of record during the Annual Meeting.

In addition, during the ten days prior to the Annual Meeting, a list of stockholders of record will be available at our principal executive offices located at 35 West 35th Street, Floor 6, New York, New York 10001.

20.    How Can I Find out the Voting Results?

We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

OTHER MATTERS

Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 of the Exchange Act, stockholders who wish to submit proposals for inclusion in the proxy statement for the 2024 Annual Meeting of Stockholders must send such proposals to our Corporate Secretary at the address set forth on the first page of this Proxy Statement. Such proposals must be received by us as of the close of business (6:00 p.m. Eastern Time) on December 28, 2023 and must comply with Rule 14a-8 of the Exchange Act. Such proposals may or may not be included in the proxy statement.

As set forth in our Bylaws, if a stockholder intends to make a nomination for director election or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2024 Annual Meeting of Stockholders, the stockholder’s notice must be received by our Corporate Secretary at the address set forth on the first page of this Proxy Statement no earlier than the 120th day and no later than the 90th day before the anniversary of the last annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the first public announcement of the date of such annual meeting by the Company. Therefore, unless the 2024 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary of the Annual Meeting, notice of proposed nominations or proposals (other than pursuant to Rule 14a-8 of the Exchange Act) must be received by our Corporate Secretary no earlier than February 21, 2024 and no later than the close of business (6:00 p.m. Eastern Time) on March 22, 2024. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our Bylaws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. In addition to satisfying the deadlines in the advance notice provisions of our Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions for the 2024 Annual Meeting must provide the notice required under Rule 14a-19 of the Exchange Act to our Corporate Secretary in writing not later than the close of business (6:00 p.m. Eastern Time) on April 22, 2024.

Delivery of Documents to Stockholders Sharing an Address

A number of brokerage firms have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders who have the same address and do not participate in electronic delivery of Proxy Materials will receive only one copy of the Proxy Materials, including this Proxy Statement, the Notice and our Annual Report for the year ended December 31, 2022, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. This procedure helps to reduce duplicate mailings and save printing costs and postage fees, as well as natural resources. If you received a “householding” mailing this year and would like to have additional copies of the Proxy Materials mailed to you, please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement, or call (844) 443-6246, and we will promptly deliver the Proxy Materials to you. Please contact your broker if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future, or if you would like to opt out of “householding” for future mailings.

Availability of Additional Information

We will provide, free of charge, a copy of our Annual Report for the year ended December 31, 2022, including exhibits, on the written or oral request of any stockholder of the Company. Please send a written request to our Corporate Secretary at the address set forth on the first page of this Proxy Statement or call the number above.

DOCGO INC. 35 WEST 35TH STREET, FLOOR 6 NEW YORK, NY 10001 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DCGO2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 19, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V01130-P87853 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DOCGO INC. The Board of Directors recommends you vote FOR the following nominees: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Class II Nominees: 01) Vina Leite 02) James M. Travers The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of Urish Popeck & Co., LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2023. For Against Abstain NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V01131-P87853 DOCGO INC. Annual Meeting of Stockholders June 20, 2023 9:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Anthony Capone, Andre Oberholzer and Norman Rosenberg, or any of them, as proxies and attorneys-in-fact, each with the power to act alone and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this form, all of the shares of common stock of DOCGO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM EDT on June 20, 2023, live via the Internet at www.virtualshareholdermeeting.com/DCGO2023 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, but the card is signed, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made or for the election of a substitute nominee to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve). Continued and to be signed on reverse side